Exhibit 99.1

TCP CAPITAL CORP. ANNOUNCES DECEMBER 31, 2012 FINANCIAL RESULTS;

FOURTH QUARTER 2012 NET INVESTMENT INCOME OF $0.59 PER SHARE;

AND DECLARES FIRST QUARTER 2013 DIVIDEND OF $0.35 PER SHARE

AND SPECIAL DIVIDEND OF $0.05 PER SHARE

SANTA MONICA, Calif., March 7, 2013 – TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (“BDC”) (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2012 and filed its annual report on Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended December 31, 2012 was $12.7 million after preferred dividends, or $0.59 per share, net of $0.05 per share in excise taxes, compared to net investment income of $9.2 million, or $0.43 per share for the quarter ended September 30, 2012. For the year ended December 31, 2012, net investment income was $38.7 million after preferred dividends, or $1.80 per share on a pro forma basis after giving effect to the Company’s conversion to a BDC and its initial public offering.

•	Net increase in net assets resulting from operations for the quarter ended December 31, 2012 was $6.9 million, or $0.32 per share, as compared to $9.5 million, or $0.44 per share for the quarter ended September 30, 2012. Net increase in net assets resulting from operations for the year ended December 31, 2012 was $25.9 million, or $1.21 per share on a pro forma basis. Net asset value was approximately $316.0 million or $14.71 per share on December 31, 2012, as compared to approximately $317.6 million or $14.79 per share on September 30, 2012.

•	Total acquisitions during the quarter ended December 31, 2012 were $113.0 million, as compared to $80.0 million for the quarter September 30, 2012. Total acquisitions net of total dispositions during the quarter ended December 31, 2012 were $30.9 million, as compared to $36.6 million for the quarter ended September 30, 2012. For the year ended December 31, 2012, total acquisitions were $359.0 million. Total acquisitions net of total dispositions during the year ended December 31, 2012 were $147.8 million.

•	On March 7, 2013, our board of directors declared a first quarter dividend of $0.35 per share and a special dividend of $0.05 per share, both payable on March 29, 2013 to shareholders of record as of March 18, 2013.

“We are pleased with our results for both the fourth quarter and full year 2012,” said TCP Capital Corp.’s Chairman and CEO, Howard Levkowitz. “Our strong net investment income of $0.59 per share more than covers our first quarter dividend and special dividend and clearly demonstrates the earnings power of our portfolio.

“We benefitted from significant deal activity at year-end, which helped us deliver our highest level of quarterly originations for 2012 and to continue to transform our portfolio into one comprised primarily of senior secured loans. With net leverage of 0.65x, and approximately $46 million in liquidity at year end, we have capacity to grow the TCPC portfolio. We believe our portfolio is well positioned to deliver strong risk adjusted returns in 2013 and we will continue to take a highly selective approach to making investments.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2012, our investment portfolio consisted of debt and equity positions in 54 portfolio companies with a total fair value of approximately $517.7 million. Debt positions represented approximately 93% of the portfolio fair value, 96% of which were senior secured debt. Equity positions represented approximately 7% of our investment portfolio.

As of December 31, 2012, the weighted average annual effective yield of our debt portfolio was approximately 11.3%.(1) As of December 31, 2012, approximately 64% of our debt portfolio at fair value had floating interest rates, over 95% of which had interest rate floors, and approximately 36% of our debt portfolio had fixed interest rates. As of December 31, 2012, we had no investments on non-accrual status.

During the three months ended December 31, 2012, we invested approximately $113.0 million across ten new and four existing portfolio companies. The investments were comprised of $98.4 million in senior secured floating rate loans, $10.9 million in senior secured notes, $0.5 million in senior unsecured notes, and $3.2 million in a follow on investment in equity securities. Additionally, we received proceeds from sales and repayments of investment principal of approximately $82.1 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income and create the potential for appreciation, with an emphasis on principal protection.

As of December 31, 2012, total assets were $549.2 million, net assets applicable to common shareholders was $316.0 million and net asset value per share was $14.71, as compared to $521.3 million, $317.6 million, and $14.79 per share, respectively on September 30, 2012.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2012 was approximately $17.2 million, or $0.80 per share, including $0.18 of prepayment income, $0.03 per share from original issue discount accretion, $0.03 per share from net market discount accretion, and $0.05 per share from income paid in kind. Total investment income was net of $0.5 million of depreciation expense from aircraft we own and lease (through portfolio trusts), or $0.03 per share. This reflects our policy of recording interest income, adjusted for amortization of premium and accretion of discount, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized or accreted into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2012 were approximately $3.1 million, or $0.15 per share. Dividends accrued on the preferred leverage facility were approximately $0.4 million, or $0.02 per share. We also incurred excise tax expense of $1.0 million, or $0.05 per share. Excluding excise taxes, annualized fourth quarter expenses, including all costs of leverage (both interest expense and preferred dividends), were 4.4% of average net assets.

Net investment income for the three months ended December 31, 2012 was approximately $14.0 million, or $0.65 per share, before preferred dividends and excise taxes. Net investment income after preferred dividends and excise taxes was $12.7 million, or $0.59 per share.

Net realized losses for the three months ended December 31, 2012 were $22.0 million, or $1.02 per share. The net realized losses during the period included a charge of $33.8 million on the restructuring of NEF Telecom, $33.7 million of which was previously included in unrealized losses at the beginning of the quarter. That loss was partially offset by a $9.7 million realized gain on the sale of our remaining equity investment in International Wire Group Holdings, Inc. During the three months ended December 31, 2012, we recognized $16.3 million, or $0.76 per share, in net unrealized appreciation.

Net increase in net assets applicable to common shareholders resulting from operations was $6.9 million, or $0.32 per share, as compared to $9.5 million, or $0.44 per share for the quarter ended September 30, 2012.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2012, available liquidity was approximately $45.9 million, comprised of approximately $3.9 million in cash and cash equivalents (net of approximately $14.1 million in net outstanding investment commitments), and $42 million in available capacity under the credit facility.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination fees and accretion of original issue discount, but excludes market discount, any prepayment and make-whole fee income, and any debt investments on non-accrual status.

Total leverage outstanding at December 31, 2012 was $208.0 million, comprised of $74.0 million on our revolving credit facility and $134.0 million on our preferred equity facility. Borrowings on our revolving credit facility bear interest at a rate of LIBOR plus 0.44%, and amounts drawn on our preferred equity facility bear interest at a rate of LIBOR plus 0.85%. The weighted average interest rate on amounts outstanding on the total leverage facility as of December 31, 2012 was 0.92%.

Leverage Program ($250 million):	Rate	Maturity
$116mm Senior Secured Credit Facility	LIBOR + 0.44%	July 2014
$134mm Preferred Equity Facility	LIBOR + 0.85%	July 2016

RECENT DEVELOPMENTS

On March 7, 2013, our Board of Directors declared a first quarter dividend of $0.35 per share and a special dividend of $0.05 per share, both payable on March 29, 2013 to shareholders of record as of March 18, 2013.

Effective March 15, 2013 Raj Vig will assume the role of Chief Operating Officer from Todd Gerch in connection with the opening of our New York Office. Mr. Vig will also continue to serve in his current roles as President of the Company and a Managing Partner of Tennenbaum Capital Partners, LLC. Mr. Gerch will continue to serve in his current role as a Managing Director of Tennenbaum Capital Partners, LLC.

CONFERENCE CALL AND WEBCAST

TCP Capital Corp. will host a conference call on Thursday, March 7, 2013 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its fourth quarter results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 90619292 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2012 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of its website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 15, 2013. For the replay, please visit http://investors.tcpcapital.com/events.cfm or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 90619292.

TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2012	December 31, 2011

Assets
Investments, at fair value (cost of $609,070,368 and $473,791,366, respectively)	$517,683,087	$378,960,536
Cash and cash equivalents	18,035,189	10,831,678
Accrued interest income	4,575,307	6,288,802
Receivable for investments sold	7,727,415	4,297,270
Deferred debt issuance costs	696,018	1,137,513
Unrealized appreciation on swaps	179,364	172,424
Prepaid expenses and other assets	345,722	1,765,280
Total assets	549,242,102	403,453,503

Liabilities
Credit facility payable	74,000,000	29,000,000
Payable for investments purchased	21,814,819	267,911
Payable to the Investment Manager	109,200	226,100
Management and advisory fees payable	—	565,599
Interest payable	119,233	75,668
Accrued expenses and other liabilities	2,685,015	980,933
Total liabilities	98,728,267	31,116,211

Preferred equity facility
Series A preferred limited partner interests in Special Value Continuation Partners, LP;
$20,000/interest liquidation preference; 6,700 interests authorized, issued and outstanding	134,000,000	134,000,000
Accumulated dividends on Series A preferred equity facility	526,285	466,418
Total preferred limited partner interests	134,526,285	134,466,418

Net assets applicable to common shareholders	$315,987,550	$237,870,874

Composition of net assets applicable to common shareholders
Common interests, $0.001 par value; unlimited interests authorized, 418,955.777 interests
issued and outstanding as of December 31, 2011	$—	$419
Common stock, $0.001 par value; 200,000,000 shares authorized, 21,477,628 shares
issued and outstanding as of December 31, 2012	21,478	—
Paid-in capital in excess of par	444,234,060	364,742,957
Accumulated net investment income	22,526,179	13,515,239
Accumulated net realized losses	(59,023,861)	(45,411,498)
Accumulated net unrealized depreciation	(91,770,306)	(94,976,243)
Net assets applicable to common shareholders	$315,987,550	$237,870,874

Net assets per share	14.71	N/A

TCP Capital Corp.

Consolidated Statements of Operations

	Three Months Ended December 31,	Year Ended December 31,
	2012	2012	2011 (1)

Investment income
Interest income	$16,665,464	$49,243,332	$42,113,358
Dividend income	—	1,811,189	10,610,159
Other income	515,539	1,138,238	2,134,159
Total investment income	17,181,003	52,192,759	54,857,676

Operating expenses
Management and advisory fees	1,922,041	6,908,942	6,787,188
Professional fees relating to the Conversion	—	411,523	—
Amortization of deferred debt issuance costs	110,977	441,495	440,289
Legal fees, professional fees and due diligence expenses	508,796	1,165,318	331,589
Commitment fees	31,712	225,560	180,467
Director fees	61,833	199,333	180,960
Interest expense	100,679	190,702	321,532
Insurance expense	37,079	130,140	114,446
Custody fees	27,647	99,947	91,886
Other operating expenses	342,694	619,461	801,593
Total operating expenses	3,143,458	10,392,421	9,249,950

Net investment income before income taxes	14,037,545	41,800,338	45,607,726

Excise tax expense	977,000	1,479,978	—
Net investment income	13,060,545	40,320,360	45,607,726

Net realized and unrealized gain (loss)
Net realized gain (loss)	(22,008,928)	(15,990,188)	18,079,789
Net change in net unrealized appreciation/depreciation	16,265,341	3,205,937	(56,958,670)
Net realized and unrealized gain (loss)	(5,743,587)	(12,784,251)	(38,878,881)

Preferred dividends	(391,402)	(1,602,799)	(1,545,555)

Net increase in net assets applicable to common
shareholders resulting from operations	$6,925,556	$25,933,310	$5,183,290

Basic and diluted earnings per common share	$0.32	$1.21	N/A
Basic and diluted weighted average common shares
outstanding during the period	21,476,464	21,475,847	N/A

(1) 2011 Consolidated Statement of Operations reflects a portfolio prior to the Conversion and had different objectives.

ABOUT TCP CAPITAL CORP .

TCP Capital Corp.'s investment objective is to seek to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCP Capital Corp. seeks to achieve its investment objective primarily through investments in debt securities of middle-market companies. TCP Capital Corp. is a publicly-traded [NASDAQ: TCPC] business development company (BDC) regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a leading alternative investment manager. For more, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company's filings with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the "Risks" section of the company's initial public offering prospectus dated April 3, 2012 and the company's subsequent periodic filings with the SEC. Copies are available on the SEC's website at www.sec.gov and the company's website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release, and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

CONTACT

TCP Capital Corp.
Jessica Ekeberg

310-566-1042

investor.relations@tcpcapital.com